Exhibit 99.1

PRELIMINARY COPY – SUBJECT TO COMPLETION

PLEASE VOTE TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO VOTE!

‚ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ‚

CANDELA CORPORATION

SPECIAL MEETING OF STOCKHOLDERS -                    , 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R	The undersigned hereby appoints Gerard E. Puorro and Paul R. Lucchese, and each of them individually, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Candela Corporation held of record by the undersigned at the close of business on , 2009, at the Special Meeting of Stockholders to be held on , 2009, beginning at , local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, or at any postponement or adjournment thereof.

O	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or at any postponement or adjournment thereof, and to otherwise represent the undersigned at the Special Meeting of Stockholders, and any postponement or adjournment thereof, with all powers of the undersigned as if the undersigned were present and voting thereat.

X	This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR proposals 1 and 2 listed on the reverse side hereof. Whether or not direction is made, this proxy, when properly executed and returned, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.

Y	The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof.

IMPORTANT – PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

PRELIMINARY COPY – SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Candela Corporation common stock for the 2009 Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free at 1-866-407-4347 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-4790.)

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/clzr and follow the simple instructions on the screen. Please note you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.	Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Candela Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

‚ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ‚

☒	Please mark your vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 BELOW.

1.	To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, or the merger agreement, dated as of September 8, 2009, among Syneron Medical Ltd., Syneron Acquisition Sub, Inc., an indirect wholly-owned subsidiary of Syneron Medical Ltd., and Candela Corporation, as it may be further amended from time to time;	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	To consider and vote upon a proposal to approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement; and	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	To transact any other business that may properly come before the special meeting or any adjournment thereof.

Whether or not you plan to attend the Special Meeting of Stockholders in person, please complete, sign, date and return this proxy card in the envelope provided as soon as possible. This action will not limit your right to vote in person at the Special Meeting of Stockholders.

Date: ______________________________, 2009

_______________________________________
Signature

_______________________________________
Signature (if held jointly)

_______________________________________
Title(s), if any

Please sign exactly as your name(s) appear hereon.
If shares are issued in the name of two or more
persons, all such persons should sign the proxy.
A proxy executed by a corporation or other company
should be signed in its name by its authorized
officers. Executors, administrators, trustees,
partners and authorized officers of corporations
should indicate their positions when signing.